Exhibit 8.2

2 6 / F , T W I N T O W E R S W E S T B 12 , J I A N G U O M E N W A I A V E N U E C H A O Y A N G D I S T R I C T B E I J I N G 10 0 0 2 2 86 10 8567 5000 FAX 86 10 8567 5123	NEW YORK MENLO PARK WASHINGTON, D.C. LONDON PARIS FRANKFURT MADRID TOKYO HONG KONG

                                                     September 9, 2008

China Time Share Media Co. Ltd

Chuanban Dayu Building

No. 312 Long Zhua Shu, Xiao Hong Men

Chaoyang District, Beijing 100078

People’s Republic of China

Ladies and Gentlemen:

We are acting as counsel to China Time Share Media Co. Ltd, a limited liability company incorporated in the Cayman Islands (the “Company”) in connection with the preparation of its registration statement on Form F-1 (the “Registration Statement”) and the related prospectus (the “Prospectus”) with respect to the Company’s American depositary shares representing the Company’s common shares to be offered in the Company’s initial public offering. The Company is filing the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

We have examined original or copies, certified or otherwise identified to our satisfaction, of such documents and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

Based upon the foregoing, we hereby confirm our opinion set forth in the Prospectus under the caption “Taxation — United States Federal Taxation.”

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

We hereby consent to the use of our name under the captions “Taxation” and “Validity of the ADSs” in the Prospectus included in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion.

2                                                                                  September 9, 2008

In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Davis Polk & Wardwell
Davis Polk & Wardwell